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        EXHIBIT 77(O) MORGAN STANLEY DEAN WITTER DEVELOPING SECURITIES TRUST
        10f-3 transactions for the period April 1, 1999 - October 20, 1999

S
                                                           TOTAL
                                                           ISSUED/
                     DATE       PRICE   SHARES     % of    PRINCIPAL       PURCHASED
SECURITY             PURCHASED  SHARE   PURCHASED  Assets  AMOUNT          BY FUND   BROKER(S)
Brocade Communications Systems, Inc.
                     05/24/99   $19.00   4,000     0.011%   $61,750,000.00 0.123%    Friend Co.
DLJ Direct           05/25/99   $20.00   9,600     0.073%  $320,000,000.00 0.060%    Donaldson,Lufkin & Jenrette
Infocure Corp.       04/21/99   $26.00  92,000     0.339%  $ 97,734,000.00 2.447%    Robinson-Humprey
ITC DeltaCom         05/06/99   $21.00  50,000     0.149%  $110,250,000.00 0.952%    Suntrust Equitable
Netobjects           05/07/99   $12.00  13,500     0.023%  $ 72,000,000.00 0.225%    BT Alex Brown
Seminis Inc.         06/29/99   $15.00 250,000     0.492%  $206,250,000.00 1.818%    Goldman Sachs
Skechers U.S.A.,Inc. 06/09/99   $11.00 190,000     0.288%  $ 77,000,000.00 2.714%    Deutsche Bank Alex Brown
StarMedia Network, Inc.
                     05/25/99   $15.00  12,150     0.002%  $105,000,000.00 0.174%    BancBoston Robertson Stephens
Time Warner Telecom Inc.
                     05/11/99   $14.00  66,200     0.127%  $252,000,000.00 0.368%    Scott & Stringfield
Viatel, Inc.         06/23/99   $47.00  30,000     0.191%  $235,000,000.00 0.600%    Southeast Research
Ziplinc Inc.         05/26/99   $14.00  15,000     0.030%  $ 49,000,000.00 0.429%    Jeffries & Co.
Agile Software, Inc. 08/19/99   $21.00   6,200     0.017%  $ 63,000,000.00 0.207%    Deutsche Bank Alex Brown
Audible, Inc.        07/15/99   $ 9.00   2,500     0.002%  $ 36,000,000.00 0.055%    CS First Boston
Digital Insight, Inc.
                     09/30/99   $15.00  17,800     0.036%  $ 52,500,000.00 0.509%    Deutsche Bank Alex Brown
Fairchild Semiconductor International, Inc.
                     08/03/99    $18.50 100,000    0.245%  $370,000,000.00 0.491%    CS First Boston
Focal Communications Corp.
                     07/28/99    $13.00  48,000    0.082%  $129,350,000.00 0.482%    Salomon Smith Barney
Homestore.Com        08/04/99    $20.00  22,200    0.059%  $140,000,000.00 0.317%    Donaldson, Lufkin & Jenrette
Insight Communications Inc.
                     07/21/99    $24.50  60,900    0.189%  $563,500,000.00 0.265%    Donaldson, Lukin & Jenrette
Internet Initiative Japan, Inc.
                     08/03/99    $23.00  30,800    0.096%  $164,680,000.00 0.430%   Goldman Sachs
Net2Phone Inc.       07/29/99    $15.00  33,300    0.098%  $ 81,000,000.00 0.396%   Salomon Smith Barney
Salem Communications 07/01/99    $22.50  34,900    0.101%  $189,000,000.00 0.415%   Salomon Smith Barney





































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